* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN [_].


                                                                    Exhibit 4.32












                            ------------------------
                            ASSET PURCHASE AGREEMENT
                            ------------------------

                                TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION.................................................................................1
1.1      Defined Terms.....................................................................,.............1
1.2      Best of Knowledge...............................................................................5
1.3      Schedules.......................................................................................5
1.4      Currency........................................................................................5
1.5      Choice of Law and Attornment....................................................................5
1.6      Interpretation Not Affected by Headings or Party Drafting.......................................5
1.7      Number and Gender...............................................................................5
1.8      Time of Essence.................................................................................6

ARTICLE 2 PURCHASE AND SALE..............................................................................6
2.1      Purchased Assets................................................................................6
2.2      Assumption of Obligations.......................................................................6
2.3      Purchase Price..................................................................................6
2.4      Payment of Purchase Price.......................................................................6
2.5      Set-Off.........................................................................................7
2.6      Allocation of Purchase Price....................................................................7
2.7      Payment of Taxes................................................................................7
2.8      GST Election....................................................................................7
2.9      Property Taxes..................................................................................8
2.10     Obligations and Liabilities Not Assumed.........................................................8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES.................................................................8
3.1      Representations and Warranties by Vendor........................................................8
3.2      Representations and Warranties by Purchaser....................................................15

ARTICLE 4 SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND
WARRANTIES..............................................................................................17
4.1      Survival of Warranties by Vendor...............................................................17
4.2      Survival of Warranties by Purchaser............................................................17
4.3      Limitations on Warranty Claims.................................................................17

ARTICLE 5 COVENANTS.....................................................................................18
5.1      Covenants by Vendor............................................................................18
5.2      Covenants by Purchaser.........................................................................19
5.3      Cooperation on Tax Matters.....................................................................19
ARTICLE 6 CONDITIONS....................................................................................20
6.1      Conditions to Obligations of Purchaser.........................................................20
6.2      Waiver or Termination by Purchaser.............................................................21
6.3      Conditions to Obligations of Vendor............................................................21
6.4      Waiver or Termination by Vendor................................................................22

ARTICLE 7 CLOSING.......................................................................................23
7.1      Closing Arrangements...........................................................................23
7.2      Documents to be Delivered......................................................................23
7.3      Possession and Risk............................................................................23
7.4      Post-Completion Administration.................................................................23



7.5      Preservation of Documents......................................................................24
ARTICLE 8 RIGHT OF FIRST REFUSAL........................................................................24
8.1      Right of First Refusal.........................................................................24
8.2      Survival.......................................................................................25
8.3      Assignment.....................................................................................26
ARTICLE 9 GENERAL PROVISIONS............................................................................26
9.1      Confidential Information.......................................................................26
9.2      Further Assurances.............................................................................26
9.3      Remedies Cumulative.....................................,......................................26
9.4      Notices........................................................................................26
9.5      Counterparts...................................................................................27
9.6      Expenses of Parties............................................................................27
9.7      Brokerage and Finder's Fees....................................................................28
9.8      Announcements..................................................................................28
9.9      Assignment.....................................................................................28
9.10     Successors and Assigns.........................................................................28
9.11     Entire Agreement...............................................................................28
9.12     Waiver.........................................................................................28
9.13     Amendments.....................................................................................29


SCHEDULES
---------

Schedule A - Purchased Assets
Schedule B - Allocation of Purchase Price
Schedule C - List of Employees and Consultants
Schedule D - Manufacturing Supply Agreement
Schedule E - Promissory Notes
Schedule F - Security Agreement
Schedule G - Vendor's Bring Down Certificate
Schedule H - Purchaser's Bring Down Certificate
Schedule I - Employment Offer Letter

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT dated the 1st day of September, 2004,

AMONG:

              KS AVICENNA INC., a corporation amalgamated under the laws of the Province of Alberta (the "VENDOR")


                                     -and -

              QSV BIOLOGICS LTD., a corporation incorporated under the laws of the Province of Alberta (the "PURCHASER")


WHEREAS the Vendor wishes to sell, and the Purchaser wishes to purchase the Purchased Assets upon the terms and subject to the conditions hereinafter contained;

NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained, the Parties hereto hereby covenant and agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1    DEFINED TERMS

In this Agreement and in the schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

       (a) "AFFILIATE" of any person means any corporation which, directly or indirectly, is controlled by, controls or is under direct or indirect common control with such person;

       (b) "APPLICABLE LAW" means the applicable provisions of any law, by-law, statute, regulation, rule, ordinance, policy, order, information letter, general bulletin, guideline criteria or directive enacted or issued by any governmental or regulatory body or other duly constituted public authority (whether legislative, administrative or executive) having jurisdiction over the Vendor or the Assets, and includes, without limitation, the applicable provisions of any permit, licence, approval or other governmental or regulatory authorization issued to the Vendor in respect of the Assets or any of them;

       (c) "ASSUMED CONTRACTS" means the contracts described in Exhibit 3 to Schedule A;

       (d) "ASSUMED LIABILITIES" means all obligations and liabilities accruing after the close of business on the day before the Closing Date under the Assumed Contracts;

       (e) "BALANCE SHEET" means the balance sheet of the Vendor as at the Balance Sheet Date;

       (f)    "BALANCE SHEET DATE" means December 31, 2003;

       (g) "BUSINESS" means the business of providing fermentation-based research and biopharmaceutical development and production services and manufacturing of biologies carried on by the Vendor, and includes all goodwill associated with such Business;

       (h) "BUSINESS DAY" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in Alberta;

       (i) "CLOSING DATE" means September 1, 2004, or such other date as the Vendor and Purchaser may agree upon;

       (j) "CLOSING TIME" means 12:01 a.m. in Edmonton, Alberta on the Closing Date or such other time on the Closing Date as the Vendor and the Purchaser may agree upon;

       (k)    "DEFERRED PURCHASE PRICE AMOUNT" means the sum of $2,000,000;

       (1) "ENVIRONMENTAL LAWS" means any Applicable Law relating to protection of the environment, persons or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, handling, use, treatment, storage or disposal of, any chemical raw material, pollutant, contaminant or toxic, corrosive or hazardous substance or waste;

       (m) "FACILITY" means the freehold property and interests therein described in Exhibit 1 to Schedule A, including the freehold property and interests therein described in Exhibit 1 to Schedule A, including all rights of way, licences or rights of occupation or easements used in the operation of the Business in connection with such freehold property, and all plant, buildings, structures, erections, improvements, appurtenances and fixtures situate on or forming part of such property;

       (n) "GOVERNMENTAL AUTHORITY" means any domestic or foreign legislative, executive, judicial or administrative body or person having or purporting to have jurisdiction in the relevant circumstances;

       (o) "HAZARDOUS SUBSTANCE" means any substance or material that is prohibited, controlled or regulated by any Governmental Authority pursuant to Environmental Laws, including pollutants, contaminants, dangerous goods or substances, toxic or hazardous substances or materials, wastes (including solid non-hazardous wastes and subject wastes), petroleum and its derivatives and by products and other hydrocarbons, all as defined in or pursuant to any Environmental Law;

       (p) "INTELLECTUAL PROPERTY" means unpatented technical and other information which is not in the public domain including customer lists, process knowledge, ideas, concepts, inventions, discoveries, data, formulae, specifications and information relating to materials;

       (q) "INTERIM PERIOD" means the period, if any, from and including the date of this Agreement to and including the Closing Date;

       (r) "LEASEHOLD PROPERTY" means the Research Centre Lease including all rights, licenses or rights of occupation or ancillary rights arising thereunder;

       (s) "MANUFACTURING SUPPLY AGREEMENT" means a Manufacturing Supply Agreement in the form attached hereto as Schedule D;

       (t) "MATERIAL" means, with respect to any fact, circumstance, term, asset, agreement, contract, obligation, liability, financial position, financial transaction, covenant, sale, disposition, expenditure, event, change, compliance, breach, violation, default, action, occurrence or effect (collectively, for the purposes of this definition, a "fact") in relation to the Vendor, the Purchased Assets, the Business or the Purchased Assets, a fact which is material to the Vendor, Assets or Business, as applicable, taken as a whole, having regard to the size of the value of the Assets and stage of development of the Business;

       (u) "PARTIES" means the Vendor and the Purchaser and "Party" means any one of them;

       (v)    "PERMITTED ENCUMBRANCES" means;

              (i)    the terms and conditions of the Assumed Contracts;

              (ii) easements, rights of way, servitudes and similar rights in land, including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables and any rights of expropriation, access or use, or any similar rights conferred or reserved by or in any statute of Canada or Alberta;

              (iii) the right reserved to or vested in any government or other public authority by the terms of the Research Centre Lease, or by any statutory provision to terminate such lease, or to require annual or other periodic payments as a condition of the continuance thereof;

              (iv) the reservations, limitations, provisos and conditions in any original grant from the Crown of any of the Purchased Assets or interests therein, and statutory exceptions to title;

              (v) the provisions of governing municipal by-laws, including those relating to zoning;

       (w) "PERSON" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;

       (x) "PURCHASE PRICE" means the sum of $7,000,000, which is the amount payable by the Purchaser to the Vendor for all of the Purchased Assets, as provided herein;

       (y) "PURCHASED ASSETS" means the assets owned by the Vendor and utilized in the conduct of the Business as set forth in Schedule A and, for greater certainty, includes:

              (i)    the Facility;

              (ii)   the Leasehold Property;

              (iii)  the Assumed Contracts;

              (iv) the facility, process, computer and office equipment, materials and supplies described in Exhibit 4 to Schedule A;

              (v) the regulatory and documentation systems, including, but not limited to, all equipment, facility, environmental, cGMP, validation, utility and personnel files and records and all information and equipment required to access the said records and files, all as more particularly described in Exhibit 5 to Schedule A;

              (vi)   the Intellectual Property described in Exhibit 6 to
                     Schedule A;

              (vii) inventoried raw materials and spare parts, including, but not limited to, certain chromatographic resins, membrane filters, assay reagents, analytical HPLC columns, all as described in Exhibit 7 to Schedule A, and those spare parts for utilities, process and analytical equipment described in Exhibit 7 to Schedule A;

              (viii) all paperwork necessary to perform Installation
                     Qualification, Operational Qualification and Performance Qualification on utilities, lab equipment, HVAC systems and other equipment or assets ordered or otherwise acquired by the Vendor, including but not limited to, purchase specifications, purchase orders and vendor contact information described in Exhibit 8 to Schedule A;

              (ix) 150L fermenter in the process of being acquired and installed by the Vendor described in Exhibit 9 to Schedule A; and

              (x) all other property, records, equipment, supplies or other items described in Exhibit 10 to Schedule A;

              but for greater certainty "Purchased Assets" does not include the Xenova IP;

       (z) "RESEARCH CENTRE LEASE" means the lease in the Research Centre 1 described in Exhibit 2 to Schedule A;

       (aa) "TRANSMID FACILITY" shall have the meaning set forth for the term in the Manufacturing Supply Agreement;

       (bb) "WARRANTY CLAIM" means a claim made by either the Purchaser or the Vendor based on or with respect to damages, losses, liabilities or expenses incurred by such party arising out of or relating to the inaccuracy or non-performance or non-fulfilment or breach of any representation or warranty made by the other party contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby; and

       (cc) "XENOVA IP" means the "XENOVA IP" as defined in the Manufacturing Supply Agreement.

1.2    BEST OF KNOWLEDGE

Any reference herein to "the best of the knowledge" of the Vendor or the Purchaser will mean the actual knowledge of the current directors and senior officers of the Vendor or the Purchaser, as applicable, and the knowledge which they would have had if they had conducted a reasonably diligent inquiry into the relevant subject matter.

1.3    SCHEDULES

The schedules attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof.

1.4    CURRENCY

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of Canada.

1.5    CHOICE OF LAW AND ATTORNMENT

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The Parties agree that the courts of the Province of Alberta will have jurisdiction to determine all disputes and claims arising between the Parties.

1.6    INTERPRETATION NOT AFFECTED BY HEADINGS OR PARTY DRAFTING

The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof ", "herein", "hereunder" and similar expressions refer to this Agreement and the schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Each party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement

1.7    NUMBER AND GENDER

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

       (a) words in the singular number include the plural and such words shall be construed as if the plural had been used;

       (b) words in the plural include the singular and such words shall be construed as if the singular had been used; and

       (c) words importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

1.8    TIME OF ESSENCE

Time shall be of the essence hereof.

                                    ARTICLE 2
                               PURCHASE AND SALE

2.1    PURCHASED ASSETS

On the terms and subject to the fulfillment of the conditions hereof, the Vendor hereby agrees to sell, transfer and assign to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Vendor the Purchased Assets.

2.2    ASSUMPTION OF OBLIGATIONS

Other than the Assumed Liabilities, the Purchaser is not assuming any debt or obligations of the Vendor. In respect of the Assumed Liabilities, the Purchaser shall, without requirement of any further documentation or acknowledgement, assume full and several responsibility and liability for the due payment and satisfaction of all obligations arising under the Assumed Contracts from and after the Closing Time and shall indemnify and save harmless the Vendor and its successors and assigns against and from any and all liability, loss, costs, claims or damages of any nature (including, without limitation, indirect, consequential and special damages, and legal costs on a solicitor/client basis) suffered or incurred by the Vendor or any of its successors or assigns in respect of any such obligations.

The Vendor shall, without requirement of any further documentation or acknowledgement, assume full and several responsibility and liability for the due payment and satisfaction of all obligations arising under the Assumed Contracts prior to the Closing Time. The Vendor shall indemnify and save harmless the Purchaser and its successors and assigns against and from any and all liability, loss, costs, claims or damages of any nature (including, without limitation, indirect, consequential and special damages, and legal costs on a solicitor/client basis) suffered or incurred by the Purchaser or any of its successors or assigns in respect of any such obligations;

2.3    PURCHASE PRICE

It is the intention of the Parties hereto that the purchase price payable for the Purchased Assets shall be an amount equal to the fair market value thereof. For the purposes hereof, it is agreed by the Parties that the price payable by the Purchaser to the Vendor for the Purchased Assets, exclusive of any applicable goods and services tax, will be the sum of $7,000,000.

2.4    PAYMENT OF PURCHASE PRICE

The Purchase Price will be paid as follows:

       (a) Concurrently with the execution of this Agreement, the Purchaser will pay to the Purchaser's solicitor in trust, by certified cheque or bank draft, the sum of $5,000,000, representing the Purchase Price less the Deferred Purchase Price Amount (the "INITIAL PAYMENT").

       (b) If the purchase and sale of the Purchased Assets is completed at the Closing Time, the Initial Payment will be delivered in trust, by certified cheque, bank draft or solicitor's trust cheque, to the Vendor's solicitor and applied toward satisfaction of the Purchase Price.

       (c) On September 1, 2005, the Purchaser will pay to the Vendor, by certified cheque or bank draft, $1,000,000 of the Deferred Purchase Price Amount.

       (d) On March 1, 2006, the Purchaser will pay to the Vendor, by certified cheque or bank draft, the remaining $1,000,000 of the Deferred Purchase Price Amount.

       (e) The Deferred Purchase Price Amount shall be evidenced by two promissory notes of the Purchaser in the form attached hereto as Schedule E and the payment thereof will be secured by the Purchaser granting to the Vendor a security interest in the Purchased Assets pursuant to a security agreement to be delivered to the Vendor by the Purchaser at the Closing Time in the form attached hereto as Schedule F.

2.5    SET-OFF

The Purchaser shall be entitled, from time to time prior to March 1, 2006, on notice in writing to the Vendor, to deduct from the final payment of the Deferred Purchase Price payable pursuant to section 2.4(d), amounts due and payable to the Vendor under the Manufacturing Supply Agreement in the circumstances specified in sections 6.8 and 20.3 of the Manufacturing Supply Agreement.

2.6    ALLOCATION OF PURCHASE PRICE

The Purchase Price shall be allocated among the Purchased Assets in the manner set out in Schedule B attached hereto. The Vendor and the Purchaser hereby agree that the amounts so attributed to the Purchased Assets are the respective fair market values thereof. The Vendor and the Purchaser must each complete all tax returns, designations and elections in a manner consistent with the such allocation and otherwise follow such allocation for all tax purposes on and subsequent to the Closing Date and not take any position inconsistent with such allocation. If such allocation is disputed by any taxation or other governmental authority, the party receiving notice of such dispute will promptly notify the other party and the parties will use their reasonable best efforts to sustain the allocation. The parties will share information and cooperate to the extent reasonably necessary to permit the transactions contemplated by this Agreement to be properly, timely and consistently reported.

2.7    PAYMENT OF TAXES

The Purchaser shall be liable for and shall pay all applicable federal goods and services taxes, excise taxes and all other taxes (other than income taxes of the Vendor), duties and other like charges properly payable upon and in connection with the conveyance and transfer of the Purchased Assets to the Purchaser. The Purchaser will prepare and file any affidavits or returns required in connection with the foregoing at its own cost and expense. To the extent that any such taxes are required to be paid by or are imposed upon the Vendor, the Purchaser will reimburse, or will cause to be reimbursed, to the Vendor such taxes within five Business Days of payment of such taxes by the Vendor. All amounts payable by the Purchaser to the Vendor hereunder do not include such taxes. The Vendor will do and cause to be done such things as are reasonably requested to enable the Purchaser to comply with such obligation in an efficient manner.

2.8    GST ELECTION

The Vendor and the Purchaser will, on or before the Closing Time, jointly execute an election as permitted by Section 167(1) of the Excise Tax Act (Canada) in the prescribed form and containing the prescribed information to have subsection 167(1.1) of the Excise Tax Act apply to the sale and purchase of the Assets hereunder, to the extent applicable, so that no tax is payable in respect of such sale and purchase under Part IX of the Excise Tax Act The Purchaser will file such election with the Ministry of National Revenue within the time prescribed by the Excise Tax Act. The Purchaser will provide the Vendor with such supporting documentation as the Vendor may reasonably request in order to confirm that such election has been made and properly filed. The Purchaser will indemnify the Vendor and the directors, officers, employees and agents of the Vendor for any losses, damages, expenses, liabilities, claims and demands of whatever nature incurred by them directly or indirectly as a result of the Vendor not collecting or remitting any tax under Part IX of the Excise Tax Act (Canada) in respect of the sale of the Purchased Assets, or pertaining to any failure of the Purchaser to file such election within the prescribed time or any failure in acceptance by applicable governmental authorities of that election. The Purchaser appoints the Vendor as the trustee for the Vendor's directors, officers, employees and agents of the covenant of the Purchaser with respect to such persons and the Vendor accepts such appointment,

2.9    PROPERTY TAXES

All real property taxes imposed on or with respect to the Purchased Assets for the tax year that includes the Closing Date will be prorated between the Vendor and the Purchaser as of the Closing Date. The Vendor will be liable for the portion of such taxes based on the number of days in the year occurring prior to the Closing Date, and the Purchaser will be liable for the portion of such taxes based on the number of days in the year occurring on and after the Closing Date. For any year in which an apportionment is required, the Purchaser will file all required tax returns incident to these taxes assessed for the year in which the Closing Date occurs that are not paid by the Vendor as of the Closing Date.

2.10   OBLIGATIONS AND LIABILITIES NOT ASSUMED

Except as expressly provided in this Agreement, the Purchaser does not assume and will not be liable for any obligations or liabilities of the Vendor whatsoever including any taxes under the Income Tax Act (Canada) or any other taxes whatsoever that may be or become payable by the Vendor including any income or corporation taxes resulting from or arising as a consequence of the sale by the Vendor to the Purchaser of the Purchased Assets hereunder.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1    REPRESENTATIONS AND WARRANTIES BY VENDOR

The Vendor represents and warrants to the Purchaser as follows, and confirms that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Assets and the completion of the other transactions hereunder:

       (a)    Corporate Authority and Binding Obligation
              ------------------------------------------

              The Vendor has good right, full corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Assets to the Purchaser in the manner contemplated herein and to perform all of the Vendor's obligations under this Agreement. The Vendor and its shareholders and board of directors, have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Purchased Assets by the Vendor to the Purchaser. This Agreement is a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally, and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

       (b)    Financial
              ---------

              (i) To the best of the knowledge of the Vendor, (A) the books and records of the Vendor relating to the Business are true and correct and present fairly and disclose in all material respects the financial position of the Business (B) all material financial transactions of the Vendor relating to the Business have been accurately recorded in such books and records and (C) to the extent possible, such books and records have been prepared in accordance with generally accepted accounting principles consistently applied; in each case, consistent with a business of comparable asset size and financial position.

              (ii) To the best of the knowledge of the Vendor, the annual financial statements of the Vendor, consisting of the Balance Sheet and statements of income, retained earnings and changes in financial position for the period ended on the Balance Sheet Date, together with the review engagement report of PricewaterhouseCoopers LLC, chartered accountants, thereon and the notes thereto (collectively, the "FINANCIAL STATEMENTS"), a copy of which was provided to or otherwise made available to the Purchaser:

                     A. are in accordance with the books and accounts of the Vendor as at the Balance Sheet Date;

                     B. are true and correct and present fairly the financial position of the Vendor as at the Balance Sheet Date;

                     C. have been prepared in accordance with generally accepted accounting principles consistently applied; and

                     D. present fairly all of the assets and liabilities of the Vendor as at the Balance Sheet Date including all contingent liabilities of the Vendor as at the Balance Sheet Date.

                     in each case, consistent with a business of comparable asset size and stage of development.

       (c)    Solvency
              --------

              The Vendor has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors;
              (iii) suffered the appointment of a receiver to take possession of any of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debt as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

       (d)    Litigation; Investigations
              --------------------------

              To the best of the knowledge of the Vendor, there is no claim, action, proceeding or investigation pending or threatened against or relating to the Vendor or affecting any of the Purchased Assets before any court or Governmental Authority or regulatory authority or body, nor to the Vendor's knowledge is there any basis for such claim, action, proceeding or investigation. Neither the Vendor nor any of its assets and properties, is subject to any material outstanding judgment, order, writ, injunction or decree.

       (e)    Environmental Matters
              ---------------------

              (i) To the best of the knowledge of the Vendor (A) the Business, as carried on by the Vendor, and the Assets are in compliance in all material respects with all Environmental Laws and (B) there are no facts known after due inquiry by the Vendor that could give rise to a notice of non-compliance in any material respect with any Environmental Law.

              (ii) To the best of the knowledge of the Vendor, the Vendor has not used any of the facilities pertaining to the Business, or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose, transfer, produce or process Hazardous Substances except in compliance in all material respects with all Environmental Laws.

              (iii) To the best of the knowledge of the Vendor, there are no PCB's, asbestos, urea formaldehyde foam insulation or radioactive materials located on the Facility or the Leasehold Property.

              (iv) To the best of the knowledge of the Vendor, there has been no material spill or leakage of any Hazardous Substance (including, without limitation, active pharmaceutical ingredients or transferrin) on the Facility or Leasehold Property. For the purpose of this section, "material" means any spill or leakage on any day in excess of 1L.

              (v) To the best of the knowledge of the Vendor, the Vendor has not been threatened with prosecution for or convicted of an offence or been subjected to any judgment, injunction or other proceeding or been otherwise sentenced for non-compliance with any Environmental Laws, and it has not settled any prosecution or other proceeding short of conviction in connection therewith, in relation to the Business.

              (vi) To the best of the knowledge of the Vendor, the Vendor has not received written notice, and does not have knowledge of any facts that could give rise to any notice, that the Vendor is potentially responsible for any material remedial action under any Environmental Law in connection with the Business.

       (f)    Zoning and Other Matters Relating to Real Property
              --------------------------------------------------

              (i) To the best of the knowledge of the Vendor (A) the Facility, the Leasehold Property and the operation and maintenance thereof, as now operated and maintained, comply in all material respects with Applicable Law, municipal or otherwise; (B) none of such buildings or other structures encroaches upon any land not owned or leased by the

                     Vendor; and (C) there are no restrictive covenants, municipal by-laws or other laws which in any material respect restrict or prohibit the use of the Facility or the buildings on the Leasehold Property for the purposes for which it is presently being used. For greater certainty, the Purchaser acknowledges that the "TransMID Facility" has not been validated.

              (ii) To the best of the knowledge of the Vendor, the real property and leased premises comprising the Purchased Assets are zoned to permit their current uses and all buildings and other structures comprising the Purchased Assets comply in all material respects with the bylaws and building codes of each municipality in which they are situate.

              (iii) To the best of the knowledge of the Vendor, there are no work orders, deficiency notices, notices of violation or other written notices from any Governmental Authority or board of fire insurance underwriters advising of any violation or breach of Applicable Law and stating that any repair, work or change is necessary or required to the Facility or any improvements thereon, nor stating that the Vendor is not entitled to carry out any of the activities carried out in the Facility or any improvements thereon in the manner that such are currently carried out. For greater certainty, the Purchaser acknowledges that the TransMID Facilities have not been validated, but the Vendor has retained the services of KMI Parexel for the purposes of performing such validation.

       (g)    Contracts and Commitments
              -------------------------

              (i) To the best of the knowledge of the Vendor, the Vendor is not in default or breach in any material respect of any contract referred to in Exhibit 3 to Schedule A and there exists no condition, event or act that, with the giving of notice or lapse of time or both, would constitute such a default or breach, and all such contracts are in full force and effect in all material respects.

              (ii) To the best of the knowledge of the Vendor, the Vendor is not a party to or bound by any guarantee, indemnification, surety or similar obligation pertaining to the Business.

       (h)    Intellectual Property
              ---------------------

              (i)    The Xenova IP and the Intellectual Property listed in
                     Exhibit 6 to Schedule A includes all of the Intellectual Property used in or required for the carrying on of the Business.

              (ii) Xenova Limited has the right to licence the Purchaser to use the Xenova IP.

              (iii) The Vendor is not a party to any contract or commitment to pay any royalty, licence or other fee with respect to the use of the Xenova IP or the Intellectual Property listed in
                     Exhibit 6 to Schedule A, except as set out in Exhibit 6 to Schedule A.

              (iv) No consents are required in order for Xenova Limited to grant to the Purchaser, pursuant to the Manufacturing Supply Agreement, a non-exclusive licence to use the Xenova IP, except as set out in Exhibit 6 to Schedule A.

              (v) To the best of the knowledge of the Vendor, the Xenova IP is not invalid or unenforceable and no infringement, misuse or misappropriation of the Xenova IP has occurred.

       (i)    Employees
              ---------

              (i) The Vendor is not a party to or bound by any contract or commitment to pay any management fee pertaining to the Business except as disclosed in Schedule C.

              (ii) The Vendor does not have any written employment contract or consulting contract relating to the Business with any person whomsoever except as disclosed in Schedule C.

              (iii)  Schedule C sets out:

                     A. the names of all employees or consultants of the Business;

                     B.     their annual salary or remuneration;

                     C.     their job title;

                     D. whether any such employees are on any approved or statutory leave of absence and, if so, the reason for the absence.

              (iv) The Vendor is not bound by or a party to any collective bargaining agreement relating to the Business.

              (v) To the best of the knowledge of the Vendor, no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

                     A. holds bargaining rights with respect to any employees of the Business by way of certification, interim certification, voluntary recognition, designation or successor rights;

                     B. has applied to be certified as the bargaining agent of any employees of the Business; or

                     C. has applied to have the Vendor declared a related employer or successor employer pursuant to applicable labour legislation,

              (vi) To the best of the knowledge of the Vendor, there are no actual, threatened or pending organizing activities of any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent or any actual, threatened or pending unfair labour practice complaints, strikes, work stoppages, picketing, lock-outs, hand-billings, boycotts, slowdowns, arbitrations, grievances, complaints, charges or similar labour related disputes or proceedings pertaining to the Business, and there have not been any such activities or disputes or proceedings within the last year, except as disclosed in Schedule C.

              (vii) To the best of the knowledge of the Vendor, all material vacation pay for employees of the Business is properly reflected and accrued in the books and accounts of the Vendor.

              (viii) Since July 22, 2004, there have been no changes in the terms and conditions of employment of any employees of the Business, including their salaries, remuneration and any other payments to them, and there have been no changes in any remuneration payable or benefits provided to any officer, director, consultant or independent or dependent contractor of the Business, and the Vendor has not agreed or otherwise become committed to change any of the foregoing since that date.

       (j)    Benefit Plans
              -------------

              (i) To the best of the knowledge of the Vendor, Schedule C contains a list of every material benefit plan, program, agreement or arrangement (whether written or unwritten) maintained, contributed to, or provided by the Vendor or any Affiliate thereof for the benefit of any employees or dependent or independent contractors of the Business or their respective dependants or beneficiaries (the "BENEFIT PLANS") including all material bonus, deferred compensation, incentive compensation, share purchase, share option, stock appreciation, phantom stock, savings, profit sharing, severance or termination pay, health or other medical, life, disability or other insurance (whether insured or self-insured), supplementary unemployment benefit, pension, retirement and supplementary retirement plans, programs, agreements and arrangements.

              (ii) To the best of the knowledge of the Vendor, Schedule C contains a list of all material compensation policies and practices of the Vendor ("COMPENSATION POLICIES") applicable to employees and dependent and independent contractors of the Business.

              (iii) The Vendor has delivered or otherwise made available to the Purchaser a copy of all Benefit Plans and Compensation Policies listed in Schedule C and, to the knowledge of the Vendor, all amendments thereto (it being acknowledged that, in the case of health or other medical, life, disability or other insurance, this representation and warranty is subject to the terms and conditions of the insurance policies) together with a full description of such Benefit Plans and Compensation Policies which, to the best of the knowledge of the Vendor, have been provided to present participants therein.

              (iv) To the best of the knowledge of the Vendor, (A) no fact, condition or circumstance exists that would materially affect the information contained in the documents referred to in subsection 3.1(j)(iii) and, (B) in particular, no promises or commitments have been made by the Vendor to amend any Benefit Plan or Compensation Policy.

       (k)    No Other Purchase Agreements
              ----------------------------

              No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from the Vendor of any of the Purchased Assets, or any rights or interest therein, other than in the ordinary course of the Business.

       (1)    Contractual and Regulatory Approvals
              ------------------------------------

              To the Vendor's knowledge, it is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Vendor to permit the sale and transfer of the Purchased Assets to the Purchaser.

       (m)    Status and Governmental Licences
              --------------------------------

              (i) The Vendor is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of amalgamation.

              (ii) The Vendor holds all necessary licences, registrations and qualifications from applicable Governmental Authorities in each jurisdiction in which the nature or conduct of the Business or any part thereof, or the nature of the Purchased Assets or any part thereof, makes such qualification necessary to enable the Purchased Assets to be owned or leased and the Business to be carried on as now conducted. For greater certainty the Purchaser acknowledges that the TransMID Facility has not been validated.

       (n)    Compliance with Constating Documents, Agreements and Laws
              ---------------------------------------------------------

              The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Vendor, as applicable, and the completion of the transactions contemplated hereby, will not constitute or result in a violation, breach or default, or cause the acceleration of any obligations, under:

              (i) any term or provision of any of the articles, by-laws or other constating documents of the Vendor;

              (ii) subject to obtaining any necessary contractual consents, the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Vendor is a party or by which it is bound; or

              (iii) subject to obtaining any necessary regulatory consents, to the knowledge of the Vendor any term or provision of any licences or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Business is carried on.

       (o)    Title to Assets
              ---------------

              The Vendor is the owner of the Facility, has a valid leasehold interest in the Leasehold Property and is the owner of the balance of the Purchased Assets free and clear of all encumbrances, liens and interests of others other than the Permitted Encumbrances. No other person owns any assets which are being used in the Business, except for the Xenova IP and personal property leased by the Vendor that has been identified in Schedule A - Exhibit 3 hereto.

       (p)    Complete Conveyance
              -------------------

              The assets included in the Purchased Assets, together with the Xenova IP, constitute all or substantially all of the assets used in carrying on the Business.

       {q)    Taxes
              -----

              (i) There are no liens for taxes upon the Assets, except for statutory liens for current taxes not yet due.

              (ii) The Vendor is registered under Part IX of the Excise Tax Act (Canada) with registration number 86779 7454 RT0001.

              (iii) The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

3.2    REPRESENTATIONS AND WARRANTIES BY PURCHASER

The Purchaser hereby represents and warrants to the Vendor as follows, and confirms that the Vendor is relying upon the accuracy of each of such representations and warranties in connection with the sale of the Purchased Assets and the completion of the other transactions hereunder:

       (a)    Corporate Authority and Binding Obligation
              ------------------------------------------

              The Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Purchaser has good right, full corporate power and absolute authority to enter into this Agreement and to purchase the Purchased Assets from the Vendor in the manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement. The Purchaser and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the purchase of the Purchased Assets by the Purchaser from the Vendor. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally, and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

       (b)    Solvency
              --------

              The Vendor has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors;
              (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debt as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

       (c)    Litigation: Investigations
              --------------------------

              To the best of the knowledge of the Purchaser, there is no material claim, action, proceeding or investigation pending or threatened against or relating to the Vendor before any court or Governmental Authority or regulatory authority or body, nor to the Purchaser's knowledge is there any basis for such claim, action, proceeding or investigation. Neither the Purchaser nor any of its assets and properties, is subject to any material outstanding judgement, order, writ, injunction or decree.

       (d)    Contractual and Regulatory Approvals
              ------------------------------------

              To the Purchaser's knowledge, it is not under any obligation, contractual or otherwise to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Purchaser to permit the purchase of the Purchased Assets from the Vendor.

       (e)    Compliance with Constating Documents, Agreements and Laws
              ---------------------------------------------------------

              The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein (including, without limitation, the Manufacturing Supply Agreement, the promissory note referred to in section 6.3(f), the security agreement referred to in section 6.3(g) and each other agreement contemplated or referred to in such agreement) by the Purchaser, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

              (i) any term or provision of any of the articles, by-laws or other constating documents of the Purchaser;

              (ii) subject to obtaining any necessary contractual consents, the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Purchaser is a party or by which it is bound; or

              (iii) subject to obtaining any necessary regulatory consents, to the knowledge of the Purchaser any term or provision of any licences, registrations or qualification of the Purchaser or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

       (f)    Investment Canada Act
              ---------------------

              The Purchaser is not a "non-Canadian" for purposes of and within the meaning of the Investment Canada Act.

       (g)    Excise Tax Act (Canada)
              -----------------------

              The Purchaser is registered under Part IX of the Excise Tax Act (Canada) with registration number 855683330RT0001.

                                    ARTICLE 4
           SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES

4.1    SURVIVAL OF WARRANTIES BY VENDOR

The representations and warranties made by the Vendor and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Purchaser or any other person or any knowledge of the Purchaser or any other person, shall continue in full force and effect for the benefit of the Purchaser, subject to the following provisions of this section.

       (a) Except as provided in paragraph (b) of this section, no Warranty Claim may be made or brought by the Purchaser after the date which is two (2) years following the Closing Date.

       (b) Any Warranty Claim which is based upon or relates to the title to the Assets or which is based upon intentional misrepresentation or fraud by the Vendor may be made or brought by the Purchaser at any time.

After the expiration of the period of time referred to in paragraph (a) of this section, the Vendor will be released from all obligations and liabilities in respect of the representations and warranties made by the Vendor and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby except with respect to any claims made by the Purchaser in writing prior to the expiration of such period and subject to the rights of the Purchaser to make any claim permitted by paragraph (b) of this section.

4.2    SURVIVAL OF WARRANTIES BY PURCHASER

The representations and warranties made by the Purchaser and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or any other person or any knowledge of the Vendor or any other person, shall continue in full force and effect for the benefit of the Vendor provided that no Warranty Claim may be made or brought by the Vendor after the date which is two (2) years following the Closing Date.

4.3    LIMITATIONS ON WARRANTY CLAIMS

       (a) The Purchaser shall not be entitled to make a Warranty Claim if the Purchaser has been advised in writing or otherwise has actual knowledge prior to the Closing Time of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and the Purchaser completes the transactions hereunder notwithstanding such inaccuracy, non-performance, non-fulfilment or breach.

       (b) No Warranty Claim may be made in respect of any individual Warranty Claim unless and until the amount of such Warranty Claim exceeds $25,000.

       (c) Notwithstanding any other provisions of this Agreement or of any agreement, certificate or other document made in order to carry out the transactions contemplated hereby, the maximum aggregate liability of the Vendor together in respect of all Warranty Claims by the Purchaser will be limited to the Purchase Price.

                                    ARTICLE 5
                                    COVENANTS

5.1    COVENANTS BY VENDOR

The Vendor covenants to the Purchaser that it will do or cause to be done the following:

       (a)    Transfer of Purchased Assets
              ----------------------------

              At or before the Closing Time, the Vendor will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Assets to be transferred to the Purchaser.

       (b)    General Conveyance
              ------------------

              Immediately following the Closing Time, the Vendor will deliver to the Purchaser good and marketable title to and exclusive possession of the Purchased Assets, free and clear of any and all encumbrances, liens and interests of others other than the Permitted Encumbrances. At the Closing Time, the Vendor will execute and deliver to the Purchaser one or more forms of general conveyance or bills of sale in respect of the assignment, conveyance, transfer and delivery of the Purchased Assets to the Purchaser in form acceptable to the Purchaser. The Vendor will also provide to the Purchaser at or prior to the Closing Time, all real property reports, surveys and compliance certificates in its possession.

       (c)    Discharge of Encumbrances
              -------------------------

              The Vendor shall obtain, prior to the Closing Time, registrable discharges of all encumbrances, liens and charges which are registered against the Purchased Assets which are not Permitted Encumbrances. In the event that the Vendor is unable to obtain registrable discharges from the holder of any such Encumbrance prior to the Closing Time, it shall obtain from each such holder who has refused to deliver a registrable discharge an undertaking to discharge any and all Encumbrances relating to the Assets owned by such holder upon payment of all amounts owing in respect of the relevant Encumbrance relating to such Assets.

       (d)    Manufacturing Supply Agreement
              ------------------------------

              On or prior to the Closing Date, the Vendor shall cause Xenova Limited to execute and deliver to the Purchaser the Manufacturing Supply Agreement and pay the [_] US deposit as required thereunder.

       (e) At the Closing Time, the Vendor will remove from the Facility and the Leasehold Premises, all files and records relating to the Vendor's predecessor not forming part of the Purchased Assets.

5.2 COVENANTS BY PURCHASER

The Purchaser covenants to the Vendor that it will do or cause to be done the following:

       (a)    Manufacturing Supply Agreement
              ------------------------------

              On or prior to the Closing Date, the Purchaser will execute and deliver to Xenova Limited the Manufacturing Supply Agreement.

       (b)    Employees
              ---------

              (i) The Purchaser will offer employment, effective on the opening of business on the Closing Date, to those employees of the Business whose names are set forth in Part 1 of Schedule C, on the terms set forth in the offer letter attached as Schedule I to this Agreement. The offers will include recognition of the employees' existing contractual entitlement to notice of termination or pay in lieu of notice in the event employment is terminated without just cause.

              (ii) The Vendor will terminate the employment of all employees and all consultants of the Business whose names are set forth in Part 1 of Schedule C effective on the close of business on the date immediately preceding the Closing Date and will continue to be responsible for and will discharge all obligations and liabilities for wages, severance pay, termination pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal or other employee benefits or claims, including vacation pay accrued up to such time. The Purchaser will discharge all obligations and liabilities accruing after the close of business on the date immediately preceding the Closing Date in respect of all employees of the Vendor in the Business employed by the Purchaser whose names are set forth in Part 1 of Schedule C.

              (iii) The Purchaser shall not, during the first 90 days from the Closing Date, terminate the employment, either by express notice or by constructive dismissal, of any of the employees of the Business who have accepted offers of employment made by the Purchaser as described herein, except when such termination of employment is for just cause.

5.3    COOPERATION ON TAX MATTERS

The Vendor and the Purchaser will furnish or cause to be furnished to each other, each at its own expense, as promptly as practicable, such information and assistance, and provide additional information and explanations of any material provided, relating to the Assets as is reasonably necessary for the filing of any tax returns, for the preparation of any audit, and for the prosecution or defence of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to taxes.

                                    ARTICLE 6
                                   CONDITIONS

6.1    CONDITIONS TO OBLIGATIONS OF PURCHASER

Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Vendor covenants to use reasonable commercial efforts to ensure that such conditions are fulfilled.

       (a)    Accuracy of Representations and Warranties and Performance of
              -------------------------------------------------------------
              Covenants
              ---------

              The representations and warranties of the Vendor contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or in any schedule or other document made pursuant hereto is given). In addition, the Vendor shall have complied in all material respects with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time. The Vendor shall have delivered to the Purchaser a certificate in the form of Schedule H attached hereto confirming such matters.

       (b)    Material Adverse Changes
              ------------------------

              During the Interim Period there shall have occurred no damage to or destruction of any material part of the Assets, whether or not covered by insurance.

       (c)    No Restraining Proceedings
              --------------------------

              No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling to disallow, enjoin, prohibit or impose any limitations or conditions on the purchase and sale of the Purchased Assets contemplated hereby or the right of the Purchaser to own the Purchased Assets.

       (d)    Consents
              --------

              All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the Parties hereto shall have been obtained.

       (e)    Manufacturing Supply Agreement
              ------------------------------

              On or prior to the Closing Date Xenova Limited shall have executed and delivered to the Purchaser the Manufacturing Supply Agreement and the Purchaser shall have received the [_] deposit required thereunder.

       (f)    Financing
              ---------

              At the Closing Time the Purchaser shall have completed its equity financing with ALMASA Capital Inc.

       (g)    Applikon Contract
              -----------------

              At the Closing Time the Purchaser shall have confirmed that the Applikon contract for the 150 L fermenter has been fully paid on terms satisfactory to Applikon and the Purchaser.

       (h)    Opinion of Vendor's Counsel
              ----------------------------

              At the Closing Time, the Purchaser shall have received an opinion of legal counsel for the Vendor in form and substance reasonably satisfactory to the Purchaser's counsel, which opinion may rely on certificates of one or more senior officers of the Vendor as to factual matters and may rely upon opinions of local counsel with respect to matters governed by laws other than the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta.

6.2    WAIVER OR TERMINATION BY PURCHASER

The conditions contained in section 6.1 hereof are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Vendor acknowledges that the waiver by the Purchaser of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in section 6.1 hereof are not fulfilled or complied with as herein provided, the Purchaser may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Vendor and in such event the Purchaser shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor, then the Vendor shall also be released from all obligations hereunder.

6.3    CONDITIONS TO OBLIGATIONS OF VENDOR

Notwithstanding anything herein contained, the obligations of the Vendor to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Purchaser will use its best efforts to ensure that such conditions are fulfilled.

       (a)    Accuracy of Representations and Warranties and Performance of
              -------------------------------------------------------------
              Covenants
              ---------

              The representations and warranties of the Purchaser contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate in all material respects on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or any such schedule or other document made pursuant hereto is given). In addition, the Purchaser shall have complied in all material respects with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time. The Purchaser shall have delivered to the Vendor a certificate in the form of Schedule I attached hereto confirming such matters.

       (b)    No Restraining Proceedings
              --------------------------

              No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Vendor, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Purchased Assets contemplated hereby.

       (c)    Consents
              --------

              All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the Parties hereto shall have been obtained.

       (d)    Employees
              ---------

              Effective on the opening of business on the Closing Date, those employees of the Business set forth in Part 1 of Schedule C shall have been offered employment by the Purchaser in accordance with subsection 5.2(b)(i) hereof.

       (e)    Manufacturing Supply Agreement
              ------------------------------

              On or prior to the Closing Date, the Purchaser shall have executed and delivered to Xenova Limited the Manufacturing Supply Agreement

       (f)    Promissory Note
              ---------------

              The Purchaser will have delivered to the Vendor, a promissory note in the form set out in Schedule E.

       (g)    Security Agreement
              ------------------

              The Purchaser and the Vendor will have entered into a security agreement in the form set out in Schedule F.

       (h)    Opinion of Purchaser's Counsel
              ------------------------------

              At the Closing Time, the Vendor shall have received an opinion of the legal counsel for the Purchaser in form and substance reasonably satisfactory to the Vendor's counsel, which opinion may rely on certificates of senior officers of the Purchaser as to factual matters and may rely upon opinions of local counsel with respect to matters governed by laws other than the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta.

6.4    WAIVER OR TERMINATION BY VENDOR

The conditions contained in section 6.3 hereof are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. The Purchaser acknowledges that the waiver by the Vendor of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in section 6.3 hereof are not fulfilled or complied with as herein provided, the Vendor may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Purchaser and in such event the Vendor shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser shall also be released from all obligations hereunder.

                                    ARTICLE 7
                                     CLOSING

7.1    CLOSING ARRANGEMENTS

Subject to the terms and conditions hereof, the transactions contemplated herein shall be completed on the Closing Date at the offices of Fraser Milner Casgrain LLP at 2900 Manulife Place, 10180-101 Street, Edmonton, Alberta, T5J 3V5, or at such other place or places as may be mutually agreed upon by the Vendor and the Purchaser.

7.2    DOCUMENTS TO BE DELIVERED

       (a) At or before the Closing Time: (i) the Vendor shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Vendor pursuant to the provisions of this Agreement; and (ii) the Purchaser shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor all cheques or bank drafts and all documents, instruments and things which the Purchaser is to deliver or to cause to be delivered pursuant to the provisions of this Agreement.

       (b) At the Purchaser's sole discretion, the Purchaser may obtain at its sole cost and expense, title insurance, with gap coverage endorsements, providing for the payment and release of the balance due to the Vendor on the Closing Date prior to confirmation of all registrations at the Land Titles Office having been completed, and notwithstanding the provisions contained in subparagraph 7.2(c).

       (c) For greater certainty, all matters of payment, execution and delivery of documents by the Purchaser and the Vendor to the other and the registration of the Transfers of Land at the Land Titles Office shall be deemed to be concurrent requirements, and such payment, execution and delivery shall not be deemed complete until everything required that is a condition thereof has been paid, executed and delivered and until all documents required to be registered at the Land Titles Office have been registered, subject however to the provisions of subparagraph 7.2(b).

7.3    POSSESSION AND RISK

Possession and risk of the Assets shall pass to the Purchaser on the Closing
Date.

7.4    POST-COMPLETION ADMINISTRATION

If the purchase and sale contemplated hereby is completed, then until such time as the Purchaser becomes recognized by third parties as the owner of the Purchased Assets in the place of the Vendor, the Vendor shall:

       (a) hold and stand possessed of the Purchased Assets as bare trustee for the benefit of the Purchaser, and receive and hold all proceeds, benefits and advantages accruing in respect of the Assets fully for the benefit, use and ownership of the Purchaser, with the entitlement at any time to commingle any of the same with its own or any other assets;

       (b) within fifteen (15) Business Days of the date of receipt thereof, deliver to the Purchaser all revenues, proceeds and other benefits of any nature received by it in respect of the Assets;

       (c) in a timely manner deliver to the Purchaser all third party notices and communications received by it in respect of the Assets;

       (d) in a timely manner deliver to third parties all such notices and communications as the Purchaser may reasonably request, and all such monies and other items as the Purchaser may reasonably provide in respect of the Assets; and

       (e) as agent of the Purchaser, do and perform all such acts and things, and execute and deliver all such agreements, notices and other documents and instruments, as the Purchaser may reasonably request for purposes of facilitating the exercise of rights incidental to the ownership of the Assets;

provided, however, that the Vendor shall not be liable to the Purchaser for any loss or damage suffered by the Purchaser in connection with the arrangement established by this section 7.3, except to the extent that such loss or damage is caused by the Vendor's gross negligence or its willful misconduct, and the Purchaser shall indemnify and save harmless the Vendor from and against any liability, losses, costs, claims or damages arising out of the good faith performance by the Vendor of its obligations under this section 7.3. Nothing in this section 7.3 contained shall be construed as restricting or limiting in any manner any of the other covenants, warranties, representations and other obligations of the Parties hereunder.

7.5    PRESERVATION OF DOCUMENTS

The Purchaser will preserve all books of account and accounting records relating to the Purchased Assets and the Purchased Assets described in Exhibit 5 to Schedule A acquired by the Purchaser for a period of six years from the Closing Date, or for such other period as may be required by any Applicable Law, and will permit the Vendor and its authorized representatives reasonable access thereto in connection with the affairs of the Vendor, but the Purchaser will not be responsible or liable to the Vendor for or as a result of any loss or destruction of or damage to any such documents.

                                    ARTICLE 8
                             RIGHT OF FIRST REFUSAL

8.1    RIGHT OF FIRST REFUSAL

The Purchaser covenants and agrees that, other than in connection with security granted to a third party lender, it will not, directly or indirectly, sell, assign, transfer, or otherwise dispose of, or offer to sell, assign, transfer or otherwise dispose, or accept any offer to purchase or otherwise acquire, the Purchased Assets, or substantially all of the assets that comprise the Purchased Assets, or the interest of the Purchaser therein, whether its legal or beneficial interest or both, unless the Purchaser has first complied with the terms and conditions set out in this Section 8.1.

If the Purchaser wishes to sell, assign, transfer or otherwise dispose of the Purchased Assets or substantially all of the assets that comprise the Purchased Assets (the "Assets for Sale"), then:

       (a) the Purchaser shall first notify (the "Selling Notice") the Vendor of its intention to sell, assign, transfer or otherwise dispose of the Assets for Sale;

       (b) the Purchaser and the Vendor shall then negotiate with each other in good faith to reach agreement on terms whereby the Vendor will purchase the Assets for Sale from the Purchaser;

       (c) during the period of negotiation, the Purchaser will permit the Vendor reasonable access to the Assets for Sale and records in respect of them, for the purpose of permitting the Vendor to conduct due diligence, such due diligence to be conducted confidentially;

       (d) if the Purchaser and the Vendor reach agreement on the terms of the purchase of the Assets for Sale, the Assets for Sale shall be sold by the Purchaser and purchased by the Vendor in accordance with the terms and conditions so agreed;

       (e) if the Purchaser and the Vendor do not reach agreement on the terms of the purchase of the Assets for Sale within 90 days of the Vendor's receipt of the Selling Notice, then the Purchaser shall notify ("Terms Notice") the Vendor, within five days following, of the terms under which the Purchaser is willing to sell the Assets for Sale;

       (f) the Vendor shall then have five days after receipt of the Terms Notice to accept such terms or reject such terms;

       (g) if the Vendor accepts the terms within the Terms Notice by way of notice ("Acceptance Notice") to the Purchaser, the Assets for Sale shall be sold by the Purchaser and purchased by the Vendor in accordance with the terms and conditions set out in the Terms Notice; and

if the Vendor rejects the terms in the Terms Notice or fails to provide an Acceptance Notice within five days after receipt of the Terms Notice, then the Purchaser shall thereafter be entitled to sell the Assets for Sale to any third party purchaser, but only upon and subject to the terms and conditions contained in the Terms Notice and not otherwise. For greater certainty, if the terms and conditions of any sale to a third party purchaser are changed, altered or amended in any material way from the terms and conditions contained in the Terms Notice, the Purchaser will not be able to sell, assign, transfer or otherwise dispose of the Assets for Sale unless it has first complied on all such occasions with the requirements of this Article 8.

8.2    SURVIVAL

The provisions of this Article 8 will survive the completion of the purchase and sale of the Purchased Assets on the Closing Date provided for in this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendor until such time as the Manufacturing Supply Agreement, including any extensions and successor agreements thereto, is terminated; provided that the Vendor shall not be entitled to the benefit of this Article 8 if the Manufacturing Supply Agreement is terminated pursuant to section 19.4.5 of such agreement.

8.3 ASSIGNMENT

Notwithstanding Section 9.9, the Vendor may assign its rights under this Article 8 to Xenova Limited or any Affiliate of Xenova Limited.

                                    ARTICLE 9
                               GENERAL PROVISIONS

9.1    CONFIDENTIAL INFORMATION

The Purchaser shall maintain confidential all information of a confidential nature disclosed to it by the Vendor until such time as the transactions contemplated hereby is completed, provided that information which is in the public domain and information obtained by the Purchaser from other sources shall not for the purposes hereof be considered confidential information. The Vendor shall maintain confidential all information of a confidential nature disclosed to the Vendor by the Purchaser, provided that information which is in the public domain and information obtained by the Vendor from other sources shall not for the purposes hereof be considered confidential information. If this Agreement terminates prior to the completion of the transactions contemplated hereby, the Purchaser and the Vendor shall from and after the date hereof maintain confidential all information of a confidential nature now known or hereafter disclosed in respect of the Assets and the Assets and the Purchaser, respectively, for a period of two (2) years from the Closing Date, provided that information which is in the public domain and information obtained by a Party from other sources, and information which a Party is required by law to disclose to any governmental agency, regulatory authority or the public, shall not be considered confidential information.

9.2    FURTHER ASSURANCES

The Vendor and the Purchaser hereby covenants and agrees that at any time and from time to time after the Closing Date it will, upon the request of the other, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement,

9.3    REMEDIES CUMULATIVE

The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

9.4    NOTICES

       (a) Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

              (i) delivered personally to an officer or director of such party;

              (ii) sent to the party entitled to receive it by registered mail, postage prepaid, mailed in Canada; or

              (iii)  sent by telecopy machine.

       (b) Notices shall be sent to the following addresses or telecopy numbers:

              (i)    in the case of the Vendor,

                     KS Avicenna Inc.
                     c/o 957 Buckingham Avenue
                     Slough, Berkshire
                     Attention: Daniel Abrams

              (ii)   in the case of the Purchaser,

                     QSV Biologics Ltd.
                     224 Grandisle Point
                     Edmonton, Alberta T6M 2P1

              or to such other address or telecopier number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

       (c) Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:



              (i) if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;


              (ii) if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

              (iii) if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.

9.5    COUNTERPARTS

This Agreement may be executed by facsimile or electronic transmission and in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

9.6    EXPENSES OF PARTIES

Each of the Parties hereto shall bear all expenses incurred by it in connection with the preparation, negotiation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

9.7    BROKERAGE AND FINDER'S FEES

The Vendor agrees to indemnify the Purchaser and hold it harmless in respect of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby which is caused by actions of the Vendor or any of its Affiliates. The Purchaser will indemnify the Vendor and hold it harmless in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby which is caused by actions of the Purchaser or any of its Affiliates,

9.8    ANNOUNCEMENTS

Prior to the Closing Time, no announcement with respect to this Agreement will be made by any Party hereto without the prior approval of the other Party. Thereafter, the Purchaser agrees to consult with the Vendor as to the content, timing and method of delivery of any announcement with respect to this Agreement.

9.9    ASSIGNMENT

Subject to section 8.3, the rights of the Vendor hereunder shall not be assignable without the written consent of the Purchaser. The rights of the Purchaser hereunder shall not be assignable without the written consent of the Vendor.

9.10   SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer upon any person, other than the Parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement

9.11   ENTIRE AGREEMENT

This Agreement and the schedules referred to herein constitute the entire agreement between the Parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the Parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement. The Parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such schedules, documents or instruments.

9.12   WAIVER

Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Time; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

9.13   AMENDMENTS

No modification or amendment to this Agreement may be made unless agreed to by the Parties hereto in writing.

         [The remainder of this page has been intentionally left blank]

 IN WITNESS WHEREOF the Parties hereto have duly executed this agreement under seal as of the day and year first written above.



                                         KS AVICENNA INC.


                                         Per:/s/DANIEL ABRAMS
                                             __________________________


                                         QSV BIOLOGICS LTD.

                                         Per:/s/GRAEME MACALONEY
                                             __________________________